Exhibit 10.1

SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 2, 2026 (the “Sixth Amendment Effective Date”) among:

KIRKLAND’S STORES, INC., a Tennessee corporation (the “Lead Borrower”);

The other Borrowers party thereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

The Guarantors party hereto;

the Lenders party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent, among others, have entered into a certain Third Amended and Restated Credit Agreement dated as of March 31, 2023 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of January 25, 2024, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 21, 2024, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 7, 2025, that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of September 15, 2025, that certain Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of November 24, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Lead Borrower has requested that the Agent and the Lenders agree to amend the Existing Credit Agreement to (i) permit the consummation of the Specified Merger Agreement, and (ii) amend certain other provisions of the Existing Credit Agreement, in each case subject to the terms and conditions set forth herein; and

WHEREAS, the Loan Parties, the Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to (i) permit the Parent to consummate the Specified Merger Agreement and (ii) amend certain provisions of the Existing Credit Agreement, as more particularly set forth herein (the Existing Credit Agreement, as amended by this Amendment and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.

Representations and Warranties. Each of the Loan Parties hereby represents and warrants that as of the date hereof, (a) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (b) all representations and warranties contained in the Credit Agreement and in any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

3.

Ratification and Reaffirmation of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer, and the Agent, as applicable, the Revolving Loans, the Swing Line Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the L/C Issuer and the Agent, as applicable, under the Credit Agreement, as amended hereby, and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect.

4.	Amendments to Credit Agreement. Agent and the Loan Parties hereby agree that from and after the Sixth Amendment Effective Date:

a.

Credit Agreement. The Existing Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

b.	Exhibits to Credit Agreement. Exhibit D (Form of Compliance Certificate) is hereby deleted in its entirety and a new Exhibit D is substituted in its stead as attached hereto as Annex B.

5.

Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent, unless otherwise waived in writing by the Agent:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders. The Agent shall have received a fully executed original or pdf copy hereof.

b.

The Agent shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party and (ii) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect.

c.	The Agent shall have received an amendment to the Term Loan Intercreditor Agreement, in form and substance satisfactory to the Agent.

d.	[Reserved].

e.

The Agent shall have received a favorable opinion of Bass, Berry & Sims PLC, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request.

f.

The Agent shall have received a certificate of a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Section 2 and Sections 5(k) and (l) have been satisfied, (B) to the Solvency of the Loan Parties as of the Sixth Amendment Effective Date after giving effect to the transactions contemplated hereby, and (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of this Amendment and the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect.

g.

The Agent shall have received a certificate from a Responsible Officer of the Lead Borrower attaching a true, correct and complete copy of the Specified Merger Agreement together with all material agreements related thereto.

h.	The Lead Borrower shall have received the proceeds of a cash contribution in an amount of not less than $30,000,000.

i.	The Borrowers shall prepay substantially concurrently with the Sixth Amendment Effective Date, the Loans in an amount not less than $10,000,000.

j.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

k.	There shall not have occurred since November 24, 2025, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

l.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

m.	The Agent shall have received a Borrowing Base Certificate, dated as of the Sixth Amendment Effective Date.

6.

Post-Closing Covenant. No later than twenty (20) Business Days after the Sixth Amendment Effective Date (or such later date the Agent may agree), the Agent shall have received (i) the Ultimate Parent Pledge Agreement, (ii) a favorable opinion of Latham & Watkins LLP, counsel to the Ultimate Parent, addressed to the Agent and each Lender, in each case in form and substance reasonably satisfactory to the Agent, (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Ultimate Parent as the Agent may reasonably request evidencing (A) the authority of the Ultimate Parent to enter into the Ultimate Parent Pledge Agreement and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Ultimate Parent Pledge Agreement, (iv) copies of the Ultimate Parent’s Organization Documents and (v) a certificate of good standing, dated as of a recent date, issued by the Secretary of State (or equivalent governmental entity) of the Ultimate Parent’s State of formation. Subject to the Agent’s right to extend the deadline set forth in this Section 6, any breach or default under this Section 6 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement without giving effect to any grace periods contained therein.

7.

Modifications to Fee Letter. Agent and the Loan Parties hereby agree that from and after the Sixth Amendment Effective Date, in the event of any Applicable Premium Trigger Event (as defined in the Second Amendment Fee Letter), the Early Termination Premium set forth in the Second Amendment Fee Letter shall be waived and is not and shall not be required to be paid in connection therewith.

8.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

9.

Expenses. The Borrowers shall reimburse the Agent for all reasonable out-of-pocket costs and expenses of the Agent, including, reasonable attorneys’ fees pursuant to Section 10.04 of the Credit Agreement.

10.

Multiple Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

11.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.

Release by the Loan Parties. Each Loan Party for and on behalf of itself and its legal representatives, successors and assigns, fully, unconditionally, and irrevocably waives, releases, relinquishes and forever discharges the Agent, the Lenders and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns, (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, liabilities, losses, costs, expenses, demands, judgments, damages (including compensatory and punitive damages), levies and executions of whatsoever kind, nature and/or description arising on or before the Sixth Amendment Effective Date, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, joint or several, fixed or contingent, direct or indirect, contractual or tortious, which the Loan Parties, or their legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, that relate to the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by the Loan Parties in connection therewith or herewith, arising on or before the Sixth Amendment Effective Date.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWERS:

KIRKLAND’S STORES, INC., as Lead Borrower and as a Borrower

By:         /s/ Andrea K. Courtois

Name:         Andrea K. Courtois

Title:         Senior Vice President and Chief Financial Officer

KIRKLAND’S TEXAS, LLC, as a Borrower

By:         /s/ Andrea K. Courtois

Name:         Andrea K. Courtois

Title:         Senior Vice President and Chief Financial Officer

GUARANTORS:

THE BRAND HOUSE COLLECTIVE, INC., as Parent and as a Guarantor

By:         /s/ Andrea K. Courtois

Name:         Andrea K. Courtois

Title:         Senior Vice President and Chief Financial Officer

KIRKLAND’S DC, INC., as a Guarantor

By:         /s/ Andrea K. Courtois

Name:         Andrea K. Courtois

Title:         Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent and as a Lender

By:         /s/ Matthew Potter

Name:         Matthew Potter

Title:         Senior Vice President